EXHIBIT 10.1

EIGHTH AMENDMENT TO LEASE

I.           PARTIES AND DATE.

           This Amendment to Lease dated ________________, 2010, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation (“Landlord”), and HYTHIAM, INC., a Delaware corporation (“Tenant”).

II.           RECITALS.

           On September 15, 2003, Landlord and Tenant entered into an office space lease for space in a building located at 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California (“Premises”), which lease was amended by a First Amendment to Lease dated April 18, 2005, wherein 11150 Santa Monica Boulevard, Suite 650 was added to the Premises, a Second Amendment to Lease dated March 16, 2006, wherein 11150 Santa Monica Boulevard, Suite 300 was added to the Premises on a month-to-month basis, a Third Amendment to Leased dated April 24, 2006, wherein 11100 Santa Monica Boulevard, Suite 450 was added to the Premises (“Suite 450”) and the Lease with respect to Suites 300 and 650 only was terminated, a Fourth Amendment to Lease dated July 14, 2008, wherein 11150 Santa Monica Boulevard, Suite 380 was added to the Premises, a Fifth Amendment to Lease dated August 20, 2008, wherein Suite 380 was terminated, a Sixth Amendment to Lease dated April 8, 2009, and a Seventh Amendment to Lease dated April 29, 2010 (collectively, as amended, the “Lease”).

           Landlord and Tenant each desire to modify the Lease with respect to Suite 1500 only (“Suite 1500”), to extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.           MODIFICATIONS.

           A.           Premises/Building.  Effective as of January 1, 2011, all references to the “Premises” in the Lease are hereby amended to refer to Suite 1500 only, and all references to the “Building” shall be amended to refer only to the building located at 11150 Santa Monica Boulevard, Los Angeles, California.  All such references to the Premises and the Building shall be deemed to be collective or individual as the context may reasonably require.

B.           Basic Lease Provisions.  The Basic Lease Provisions are hereby amended as follows:

1.           Effective as of January 1, 2011, Item 2 (Premises), as revised in Paragraph III.B.1 of the Third Amendment to Lease shall be amended by deleting “and Suite 450 located at 11100 Santa Monica Boulevard, Los Angeles, CA 90025.”

2.           Item 5 is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“5. Lease Term: The Term of this Lease shall expire at midnight on December 31, 2013.”

3.           Effective as of January 1, 2011, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“6.   Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1/1/11 - 12/31/11	$3.05	$32,598.00
1/1/12 - 12/31/12	$3.19	$34,095.00
1/1/13 - 12/31/13	$3.33	$35,591.00”

4.           Effective as of January 1, 2011, Item 7 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“7. Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2011 (the “Base Year”).

Building Cost Base: The Building Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

Expense Recovery Period: Every twelve (12) month period during the Term (or portion thereof during the first and last Lease years) ending June 30.”

5.           Effective as of January 1, 2011, Item 8 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“8. Floor Area of Premises: approximately 10,688 rentable square feet.”

6.           Effective as of January 1, 2011, Item 9 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“9.  Security Deposit:  $29,648.00”

7.           Effective as January 1, 2011, Item 12 shall be deleted and the following substituted in lieu thereof:

“One (1) VIP reserved, five (5) reserved and twenty-six (26) unreserved vehicle parking spaces; provided, however, that Tenant shall not be obligated to lease said number of spaces, and shall have the right to reduce its monthly allocation of parking spaces as well as increase its usage up to the maximum number of parking spaces so indicated.”

           B.           Operating Expenses.  Notwithstanding any contrary provision in the Lease with respect to Suite 1500, Landlord hereby agrees that Tenant shall not be obligated to reimburse Landlord for Operating Expenses accruing during the twelve (12) month period commencing January 1, 2011.

           C.           Letter of Credit.  Effective as of January 1, 2011, in addition to the Security Deposit referenced in Section III.B.6 above, Tenant shall provide a letter of credit in the amount of $87,500.00 during the thirty-six (36) month extension period with respect to Suite 1500 in accordance with Section 4.4 of the Lease entitled “Letter of Credit”.

           D.           Floor Plan of Premises.  Effective as of January 1, 2011, Exhibit A attached to the Lease shall be deleted and Exhibit A attached to this Amendment shall be substituted in lieu thereof.

           E.           Condition of Premises.  Tenant acknowledges that it is currently occupying the Premises and that it is satisfied with the condition thereof.  Tenant waives any right or claim against Landlord arising out of the condition of the Premises.

IV.           GENERAL.

           A.           Effect of Amendments.  The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

           B.           Entire Agreement.  This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

           C.           Counterparts.  If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment.  In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

           D.           Defined Terms.  All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

           E.           Authority.  If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

           F.           Attorneys' Fees.  The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

           G.           Nondisclosure of Lease Terms.  Landlord and Tenant acknowledge that the content of the Lease, as amended herein, and any related documents are confidential information. Except to the extent disclosure is required by law, Landlord and Tenant shall each keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than to its respective financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease or pursuant to legal requirement.

V.           EXECUTION.

           Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		HYTHIAM, INC.

By		By	/s/ PETER DONATO
	Steven M. Case		Peter L. Donato
	Senior Vice President		Chief Financial Officer
Office Properties

By		By	/s/ RICHARD ANDERSON
	Christopher J. Popma		Richard Anderson
	Vice President, Operations		President and Chief Operating Officer
Office Properties